Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of Emclaire Financial Corp. on Form S-4 of our reports dated March 16, 2022, on our audits of the consolidated financial statements of Emclaire Financial Corp as of December 31, 2021, and for the year ended December 31, 2021, which report is included in the Annual Report on Form 10-K. We also consent to the references to our firm under the caption “Experts”.

/s/  BKD, LLP

Fort Wayne, Indiana

May 13, 2022